UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

NUWAY MEDICAL, INC.
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(Exact name of registrant as specified in charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Main Street, Suite 1155, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 235-8062

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2006, NuWay Medical, Inc. (the “Company”) and its wholly-owned subsidiary BioLargo Life Technologies, Inc. (“BLTI”) entered into a Research and Development Agreement (the “Original Agreement”), and on August 14, 2006, entered into Amendment No. 1 to the Original Agreement (collectively with the Original Agreement, the “R&D Agreement”) with IOWC Technologies Inc. (“IOWC”) and Kenneth Reay Code (“Code”). Pursuant to the R&D Agreement, IOWC and Code will provide its research and development services and expertise in the field of disposable absorbent products to the Company and BLTI.

The R&D Agreement provides that the Company and BLTI will own, and the Company and BLTI will have the exclusive right to commercially exploit, the intellectual property developed, created, generated, contributed to or reduced to practice pursuant to the R&D Agreement. In addition, IOWC and Code have agreed that during the term of the R&D Agreement and for one year after termination they will not compete with, and will not provide services to any person or entity which competes with, any aspect of BLTI’s business.

The R&D Agreement terminates on December 31, 2006, unless terminated earlier as provided therein. During the term of the R&D Agreement, but only after mutually acceptable research facilities are established for the performance of IOWC’s services, IOWC shall be paid (i) a fee of $5,500 per month for each month during which no services are being performed pursuant to the R&D Agreement to offset for laboratory and/or office and IOWC employee expenses and (ii) such additional amounts as the parties may agree in connection with specific research projects conducted pursuant to the R&D Agreement.

As further consideration to Code to enter into the Original Agreement, on August 14, 2006 the Company issued to Code 15,515,913 shares of its Common Stock (the “Code Stock”), which amounts to 19.9% of the Common Stock of the Company issued and outstanding immediately following the issuance of the Code Stock

IOWC and Code have agreed to protect, maintain and keep confidential any proprietary or confidential information of the Company and BLTI and have executed a non-disclosure and confidentiality agreement in favor of the Company

Item 3.02 Unregistered Sales of Equity Securities

As disclosed in Item 1.01 of this Current Report on Form 8-K, on August 14, 2006, the Company issued 15,515,913 shares of its Common Stock to Code, as additional consideration for Code’s entering into the Original Agreement.

This sale was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and/or Regulation D or Regulation S promulgated thereunder as not involving a public offering of securities.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Research and Development Agreement dated as of August 11, 2006.
10.2	Amendment No. 1 to Research and Development Agreement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2006	NUWAY MEDICAL, INC.
	By:	/s/ Dennis Calvert
Dennis Calvert
Chief Executive Officer